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                                                                    Exhibit 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 1998, relating to the financial statement of Tri Star Web Creations, Inc., our reported dated September 4, 1998 relating to the consolidated financial statements of GEN International, Inc. and Subsidiaries, and our report dated January 24, 1999 relating to the financial statements of Digiweb, Inc., which reports appear in the registration statement on Form S-1 (SEC File No. 333-74403) of Interliant, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                             /s/ Urbach Kahn & Werlin PC


New York, New York
July 15, 1999